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                                                                    EXHIBIT 4.16


                             NOTICE TO SHAREHOLDERS                       [LOGO]
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HARMONY GOLD MINING COMPANY LIMITED
Incorporated in the Republic of South Africa
Registration number 1950/038232/06
("Harmony" or "the Company")

Directors: A R Fleming (Chairman), Z B Swanepoel (Chief Executive), F Abbott, F Dippenaar, Dr A M Edwards, T S A Grobicki, M F Pleming, Lord Renwick of Clifton KCMG, Dr G S Sibiya
Secretary: F W Baker

NOTICE TO SHAREHOLDERS

Notice is hereby given that the annual general meeting of members of HARMONY GOLD MINING COMPANY LIMITED will be held at the Harmony Corporate Offices, Randfontein Office Park, corner Main Reef Road and Ward Avenue, Randfontein, on 16 November 2001 at 10:00 for the following business:

    1. To receive and consider the audited financial statements for the year ended 30 June 2001;

    2. To fix the fees of the directors. Members will be requested to confirm directors' fees of R25000 per quarter.

    3. To re-elect directors in terms of the company's Articles of Association; and

    4. To consider, and if deemed fit, to pass, with or without modification, the following ordinary and special resolutions, the reasons for which are stated in the directors' report.

ORDINARY RESOLUTION NUMBER 1:

Resolved that the Harmony (2001) Share Option Scheme ("the scheme") be and it is hereby approved and that the directors are authorised to take such action as may be required to implement the scheme; provided that no further allocations are made under the Harmony (1994) Share Option Scheme.

Note: -- The directors and the JSE Securities Exchange South African ("JSE") have approved the scheme

      -- A summary of the rules of the scheme, as required by the JSE, is attached hereto.

ORDINARY RESOLUTION NUMBER 2:

Resolved that the Harmony (1999) Share Purchase Scheme be amended by:

o   the amendment of the words "OPTION SCHEME" to "OPTION SCHEME/S" throughout;

o by the amendment of the definition of "OPTION SCHEME" in clause 1.10 to read:

    "OPTION SCHEME/S" MEANS THE HARMONY (1994) SHARE OPTION SCHEME AND/OR THE HARMONY (2001) SHARE OPTION SCHEME, AS THE CONTEXT MAY REQUIRE"; AND

o the deletion of the first sentence in clause 3.2 and the substitution thereof by the following:

    "THE AGGREGATE NUMBER OF UNISSUED SHARES THAT MAY BE RESERVED FOR THE SCHEME, TOGETHER WITH THE SHARES UNDER OPTION AND/OR UTILISED FOR THE OPTION SCHEME/S, SHALL NOT EXCEED, IN THE INSTANCE OF SHE HARMONY (1994) SHARE OPTION SCHEME 4 887 700 SHARES AND IN RESPECT OF THE HARMONY (2001) SHARE OPTION SCHEME, 8,0 MILLION SHARES."

ORDINARY RESOLUTION NO. 3:

Resolved that the directors be and are hereby authorised to allot and issue, after providing for the requirements of the Harmony (1994) Share Option Scheme and the Harmony (2001) Share Option Scheme, all or any of the remaining unissued ordinary shares of 50 cents each in the capital of the company at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time at their sole discretion determine, subject to the provisions of the Companies Act, 1973 (Act 61 of 1973) and the requirements of the JSE Securities exchange South Africa.


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[LOGO]                  NOTICE TO SHAREHOLDERS continued
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ORDINARY RESOLUTION NUMBER 4:

Resolved that the directors of the company be and are hereby authorised to allot and issue all or any of the authorised but unissued ordinary shares of 50 cents each in the capital of the Company for cash to such person or persons (defined as public in the Listings Requirement of the JSE Securities Exchange South Africa) and on such terms and conditions as the directors may, without restriction, from time to time, deem fit as and when suitable opportunities arise therefor, but subject to the following requirements of the JSE Securities Exchange South Africa:

    a) This authority shall be valid until the next annual general meeting of the Company or 15 months from date on which this resolution is passed, whichever is the earlier date;

    b) An announcement giving full details, including the effect on net asset value and earnings per share of the company, shall be published at the time of any such issue representing, on a cumulative basis within one financial year, 5 per cent or more of the number of shares in issue prior to the issue in question;

    c) Issues in the aggregate in terms of this authority in any one financial year may not exceed 15 per cent of the number of shares in the company's issued share capital;

    d) In determining the price at which an issue of shares will be made in terms of this authority, the maximum discount permitted shall be 10 per cent of the weighted average traded price of the shares in question over the 30 business days prior to the date on which the price of the shares is determined or agreed by the directors of the Company

The approval of a 75 per cent majority of the votes cast by shareholders present or represented by proxy at the annual general meeting is required for this resolution to be effective.

SPECIAL RESOLUTION NUMBER 1

Resolved as a special resolution that the Company approves, as a general approval in terms of Section 85 (2) of the Companies Act, 1973 ("the Act") the acquisition, from time to time, of such number of ordinary shares of 50 cents each issued by the Company and at such price or prices and on such other terms and conditions as the directors may from time to time determine, but subject to the requirements from time to time of any stock exchange upon which the shares of the Company may be quoted or listed and to the following requirements of the JSE Securities Exchange South Africa ("JSE");

    1. The authority shall be valid only until the next general meeting of the Company or 15 months from the date on which this resolution is passed, whichever is the earlier date.

    2. This authority is limited to the purchase of a maximum of 20 per cent of the Company's issued ordinary share capital at the time the authority is granted.

    3. Acquisitions must not be made at a price more than 10 per cent above the weighted average of the market value for the issued ordinary shares of the Company for the 5 business days immediately preceding the date of acquisition.

    4.  Acquisitions must be made in the open market.

As required by the JSE, the directors advise that, should a repurchase of the company's securities be carried out in terms of this authority:

    (i) the company and the group will be able in the ordinary course of business to pay its debts for a period of 12 months after the date of the notice of the Annual General Meeting;

    (ii) the assets of the company and the group will be in excess of the liabilities of the company and the group for a period of 12 months after the date of the notice of the Annual General Meeting. For this purpose, the assets and liabilities are recognised and measured in accordance with the accounting policies used in the latest audited annual group financial statements;

    (iii) the ordinary capital and reserves of the company and the group for a period of 12 months after the date of the notice of the Annual General Meeting will be adequate; and

    (iv) the working capital of the company and the group for a period of 12 months after the date of the notice of the Annual General Meeting will be adequate.


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                        NOTICE TO SHAREHOLDERS continued
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The reason for and effect of special resolution number 1 is to generally approve, in terms of Section 85(2) of the Act, the acquisition by the Company of ordinary shares issued by it subject to the requirements of the JSE Securities Exchange South Africa. The directors intend to utilise this authority at such time or times, in respect of such number of shares, at such price and on such terms as they may consider appropriate from time to time. Accordingly, the method by which the Company intends to acquire its securities, the maximum number of securities which will be acquired and the price(s) and date(s) at which the acquisition(s) is (are) to take place are not presently known.


By order of the board

HARMONY GOLD MINING COMPANY LIMITED

/s/ F W BAKER

F W BAKER
Secretary
VIRGINIA
23 August 2001


POSTAL ADDRESS
P O Box 2
Randfontein
1760


BUSINESS ADDRESS
Harmony Corporate Office
Randfontein Office Park
Corner Main Reef Road and Ward Avenue
Randfontein


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                           SUMMARY OF THE RULES OF THE
                             PROPOSED HARMONY (2001)
                               SHARE OPTION SCHEME
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As required by the JSE Securities Exchange South Africa ("JSE"), a summary of the rules of the proposed Harmony (2001) Share Option Scheme ("the scheme"), as approved by the JSE and directors, follows hereunder:

1. PARTICIPANTS

Participants under the scheme are limited to employees of Harmony Gold Mining Company Limited ("the company") and its subsidiaries, as well as persons who devote their time exclusively to the service of the company.

2. AGGREGATE NUMBER OF SECURITIES

The aggregate number of securities that may be used for the scheme is limited to 8 000 000 Harmony ordinary shares, representing 5,53 per cent of the issued ordinary share capital of the company as at 30 June 2001.

3. MAXIMUM PERCENTAGE FOR ANY ONE PARTICIPANT

No single participant may acquire more than one per cent of the issued share capital of the company as at 30 June 2001 under the scheme, which percentage represents 1 445 532 shares.

4. ACQUISITION OF SHARES

No amount will be payable on the grant of an option under the scheme. The directors will have a discretion by way of performance targets, to determine under what circumstances an employee may exercise an option. The price at which an option may be exercised will be in respect of each share which is the subject of the option, the closing market price of a share on the JSE on the trading day preceding the day on which the option is granted.

5. TERMINATION OF PARTICIPATION

All options outstanding held by an employee shall lapse on the date of such employee's resignation. Options held and exercisable by an employee proceeding on retirement may be exercised at any time for a period of twelve months from date of retirement.

6. RIGHT ATTACHING TO OPTIONS

Options do not rank for dividends and have no voting rights.



THE RULES OF THE SCHEME ARE AVAILABLE FOR INSPECTION AT THE OFFICE OF THE SECRETARY OF THE COMPANY.


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                                   PROXY FORM                             [LOGO]
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For the annual general meeting of members to be held on Friday, 16 November 2001 at 10:00

HARMONY GOLD MINING COMPANY LIMITED

Registration number 1950/038232/06 Incorporated in the Republic of South Africa

I/We
    ----------------------------------------------------------------------------

or
  ------------------------------------------------------------------------------

being the                       holders of ordinary shares
         -----------------------                          ----------------------

hereby appoint                      or
              ----------------------  ------------------------------------------

or failing him/her                  or
                  ------------------  ------------------------------------------

or failing him/her, the chairman of the meeting as my/our proxy to attend, speak and vote for me/us and on my/our behalf at the annual general meeting of shareholders of the company to be held at the Harmony Corporate Offices, Randfontein Office Park, corner Main Reef Road and Ward Avenue, Randfontein, at 10:00 on 16 November 2001 and at every adjournment of that meeting.

(Please indicate with an "X" or tick in the appropriate space below how you wish your votes to be cast.)

    1.  To adopt the annual financial statement for the year ended 30 June 2001

                                     Resolutions for [ ] against [ ] abstain [ ]

    2.  To confirm the fees of directors at R25000 per quarter

                                     Resolutions for [ ] against [ ] abstain [ ]

    3.  To re-elect the following directors:

        i)   TSA Grobicki

                                     Resolutions for [ ] against [ ] abstain [ ]

        ii)  MF Pleming

                                     Resolutions for [ ] against [ ] abstain [ ]

        iii) ZB Swanepoel

                                     Resolutions for [ ] against [ ] abstain [ ]

    4.  Ordinary resolution no. 1 to adopt the Harmony (2001) Share Option
        Scheme

                                     Resolutions for [ ] against [ ] abstain [ ]

    5.  Ordinary resolution no. 2 to amend the Harmony (1999) Share Purchase
        Scheme

                                     Resolutions for [ ] against [ ] abstain [ ]

    6. Ordinary resolution no. 3 to place the unissued shares of the company under the directors' control

                                     Resolutions for [ ] against [ ] abstain [ ]

    7. Ordinary resolution no. 4 to authorise the directors to issue shares for cash

                                     Resolutions for [ ] against [ ] abstain [ ]

    8.  Special resolution number 1 to grant authority for share buybacks

                                     Resolutions for [ ] against [ ] abstain [ ]

Signed at                               on                                2001
          -----------------------------    ------------------------------

Signature(s)                    Telephone number
             ------------------                  -------------------------------

Assisted by me                          (where applicable)
               ------------------------                    ---------------------


Full names of signatory if signing in a representative capacity:
(Please use block letters)
                           -----------------------------------------------------

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A shareholder entitled to attend and vote at the above-mentioned annual general meeting ("a signatory") is entitled to appoint a proxy (who need not be a member of the company), or more than one proxy (who also need not be members of the company, but as alternatives to each other) to attend, speak or vote in his/her stead.

In order to be effective, completed proxy forms must be received by the transfer secretaries in South Africa or the registrar in the United Kingdom at least 48 hours (Saturdays, Sundays and public holidays excluded) before the time appointed for the holding of the meeting ie. 10:00 on 14 November 2001.
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                                 NOTES TO PROXY                           [LOGO]
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INSTRUCTIONS ON SIGNING AND LODGING THE ANNUAL GENERAL MEETING PROXY FORM

    1. A deletion of any printed matter and the completion of any blank space need not be signed or initialed. Any alterations must be signed, not initialed.

    2. The chairman shall be entitled to decline or accept the authority of the signatory

        a)  under a power of attorney; and

        b)  on behalf of a company

            unless the power of attorney or authority is deposited at the office of the company's share transfer secretaries in South Africa or registrar in the United Kingdom not less than 48 hours (Saturdays, Sundays and public holidays excluded) before the time for when the meeting was convened.

    3. The signatory may insert the name of any person(s) whom the signatory wishes to appoint his/her proxy in the blank spaces provided for that purpose.

    4. When there are joint holders of shares and if more than one such joint holders are present or represented, the person whose name first appears in the register in respect of such shares or his/her proxy, as the case may be, shall alone be entitled to vote in respect thereof.

    5. The completion and lodging of this form of proxy shall not preclude the signatory from attending the meeting and speaking or voting in person thereat to the exclusion of any proxy appointed in terms thereof should such signatory wish to do so.

    6. If the signatory does not indicate in the appropriate place on the face thereof how he/she wishes to vote in respect of any of the resolutions, his proxy will be entitled to vote if he/she deems fit in respect of such resolutions.

    7. The chairman of the meeting may accept or reject any proxy form which is completed other than in accordance with these instructions, provided that he/she is satisfied as to the manner in which a member wishes to vote.

    8. If the shareholding is not indicated on the form of proxy, the proxy will be deemed to be authorised to vote the total shareholding registered in the shareholder's name.

SHARE TRANSFER SECRETARIES
Ultra Registrars (Pty) Ltd
Contact: Polly Pollard
11 Diagonal Street
Johannesburg 2001
(PO Box 4844, Johannesburg, 2000)
Telephone: +27(11) 370-5775
Telefax: +27(11) 370-5780
E-mail: ultra@registrars.co.za

UNITED KINGDOM REGISTRARS
CAPITA IRG Plc
Contact(s): Melvin Leigh / Teresa Hodgin
Bourne House 390-398
High Road, Ilford
Essex IGl 1NQ
United Kingdom
Telephone: +44(208)639 1001 / +44(208) 639 1139
Telefax: +44(208) 478 2876
E-mail: mleigh@capita-irg.com / thodgin@capita-irg.com